NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of May 17, 2007, is by and among Jpak Group Co., Ltd., a company organized under the laws of the Cayman Islands (the “Company”), Grand International Industrial Limited, a company organized under the laws of Hong Kong (“Grand International”), and each investor identified on the signature pages hereto (individually, an “Investor” and, collectively, the “Investors”).

Recitals

A. The Investors wish to purchase, and the Company wishes to sell to the Investors, upon the terms and subject to the conditions stated in this Agreement, an aggregate of US$5,500,000 in principal amount of Senior Secured Convertible Notes in the form attached hereto as Exhibit A (a “Note” and, collectively, the “Notes”). The Notes shall have an issue price of US$500,000 per Note.

B. The Company intends to enter into a reverse merger or share exchange transaction (the “Acquisition”) with a company filing periodic reports with the Securities and Exchange Commission (the “Public Shell”; provided, that the Public Shell shall be RX Staffing, Inc. for $400,000 and shares of common stock representing 5% of the outstanding common stock of the Surviving Company (calculated in the same manner as the determination of the Conversion Rate set forth in Section 3(b) of the Note) so long as the Company’s counsel is satisfied with its due diligence review of RX Staffing, Inc. in its sole determination) and, simultaneously with the closing of such Acquisition, the surviving company in such Acquisition (the “Surviving Company”) will issues shares of convertible preferred stock (the “Surviving Company Shares”) and warrants to purchase common stock (the “Surviving Company Warrants”) to the Investors in accordance with the terms of the Notes. The terms of the Surviving Company Shares and Surviving Company Warrants are substantially as set forth on Exhibit B attached hereto. The Surviving Company shall assume in writing the Company’s obligations under this Agreement and the other Transaction Documents following the Acquisition.

C. The Notes will be convertible under certain conditions into such number of Surviving Company Shares and Surviving Company Warrants as is necessary to provide the Investors with a 30.56% ownership interest in the Surviving Company post-closing of the Acquisition based upon the number of shares of common stock of the Surviving Company issuable upon conversion of the Surviving Company Shares and all other securities convertible into or exercisable for common stock of the Surviving Company, but not including the Surviving Company Warrants held by the Investors.

D. The Company owns all of the issued and outstanding capital stock of Grand International (the “Grand International Shares”) and Grand International owns approximately 88.23% of the issued and outstanding capital stock of Qingdao Renmin Printing Co., Ltd., a company organized under the laws of the Peoples Republic of China (“Renmin”).

E. The Company has agreed to secure its obligations under the Notes by granting to the Investors (and any subsequent holders of the Notes) a duly perfected first priority security interest in all of the Grand International Shares held by the Company. In order to evidence the grant of such security interest, contemporaneous with the sale of the Notes, the Company will execute and deliver to the Investors a Stock Pledge Agreement, in the form attached hereto as Exhibit C (the “Pledge Agreement”), and related documents and will take all other action deemed by the Investors as necessary or advisable in relation thereto.

F. The sale of the Notes to the Investors will be effected in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act (as defined below) and Rule 506 of Regulation D (“Regulation D”) as promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person. For the avoidance of doubt, with respect to an Investor which is a general or limited partnership, an Affiliate shall be deemed to include affiliated partnerships managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with, such management company or managing general partner.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Governing Documents” means, as of any date, (i) in the case of a corporation, its certificate of incorporation and by-laws, (ii) in the case of a partnership, its certificate of partnership and partnership agreement, (iii) in the case of a limited liability company, its certificate of organization and limited liability company operating agreement, and (iv) any similar governing document of any such entity, in each such case as amended through such date.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of such Person, after due inquiry.

“Material Adverse Effect” means, with respect to the Company, Grand International or Renmin, a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company, Grand International or Renmin, as the case may be, taken as a whole, or (ii) the ability of the Company or Grand International, as the case may be, to perform its obligations under the Transaction Documents.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Subsidiaries” means Grand International and Renmin.

“Transaction Documents” means this Agreement, the Notes and the Pledge Agreement and any other document entered into pursuant to this Agreement, the Notes and the Pledge Agreement.

2. Purchase and Sale of the Notes. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Notes in the respective amounts and for the purchase price set forth opposite the Investors’ names on the signature pages attached hereto as specified in Section 3 below.

3. Closing. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, the Company shall deliver to Lowenstein Sandler PC, in trust, the Notes, each registered in such name or names as the Investors may designate, with instructions that such Notes are to be held for release to the Investors only upon payment in full of the purchase price to the Company by all the Investors. Upon such receipt by Lowenstein Sandler PC of the Notes, each Investor shall promptly, but no more than three (3) Business Days thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor’s pro rata portion of the purchase price as set forth on the signature pages to this Agreement. On the date (the “Closing Date”) the Company receives the purchase price, the Notes shall be released to the Investors (the “Closing”). The Closing shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Investors shall mutually agree.

4. Representations and Warranties of the Company. For purposes of this Section 4, the Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Company Disclosure Schedules”):

4.1 Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now conducted and as contemplated to be conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now conducted and as contemplated to be conducted and to own its properties. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. Each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. The outstanding shares of capital stock of each of the Subsidiaries are owned as set forth on Schedule 4.1 hereto. The shares of capital stock of Grand International and Renmin held directly or indirectly by the Company are owned free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of it, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of it hereunder or thereunder, and (iii) the authorization, issuance and delivery of the Notes. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3 Capitalization. Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in compliance with applicable foreign, state and federal securities law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, the Company is not currently in negotiations for the issuance of any equity securities of any kind. Except as set forth in the Transaction Documents, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as set forth in the Transaction Documents, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

The issuance and sale of the Notes hereunder will not obligate the Company to issue any of its securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4 Valid Issuance. The Notes have been duly and validly authorized.

4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Notes require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable foreign, state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 6 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Notes, and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Governing Documents of the Company that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Notes and the ownership, disposition or voting of the Notes by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6 Financial Information. The financial statements of Renmin as of and for the fiscal year ended June 30, 2006 and the nine months ended March 31, 2007, attached hereto as Schedule 4.6, present fairly in all material respects the financial position of Renmin, and as of the dates thereof and the results of operations for the periods covered thereby, and have been prepared in accordance with U.S. generally accepted accounting principles consistently applied, except that the statements that are unaudited are subject to normal year-end adjustments and do not contain certain footnotes required by generally accepted accounting principles (collectively, the “Financial Statements”).

4.7 No Material Adverse Change. Since June 30, 2006, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of Renmin from that reflected in Financial Statements, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company or any of its Subsidiaries, or any redemption or repurchase of any securities of the Company or any of its Subsidiaries;

(iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or any of its Subsidiaries;

(iv) any waiver, not in the ordinary course of business, by the Company or any of its Subsidiaries of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company or any of its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi) any change or amendment to the Governing Documents of the Company or any of its Subsidiaries or other organizational documents, or material change to any material contract or arrangement by which the Company or any of its Subsidiaries is bound or to which any of its assets or properties is subject;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any of its Subsidiaries;

(viii) any material transaction entered into by the Company or any of its Subsidiaries;

(ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any of its Subsidiaries;

(x) the loss or threatened loss of any customer(s) which has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; or

(xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.8 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Notes will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Governing Documents of the Company, as in effect on the date hereof (true and complete copies of which have been made available to the Investors), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject.

4.9 Tax Matters. The Company and its Subsidiaries have timely prepared and filed all tax returns required to have been filed by them with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by them. The charges, accruals and reserves on the books of the Company or any of its Subsidiaries in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company or any of its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any of its Subsidiaries is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company or any of its Subsidiaries and any other corporation or entity.

4.10 Title to Properties. The Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, any mortgages, liens, pledges, charges, security interests, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.11 Certificates, Authorities and Permits. The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and contemplated to be operated by them, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to it, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.12 Labor Matters. No labor dispute exists or, to the Company’s Knowledge, is imminent, with respect to any of the employees of the Company or any of its Subsidiaries which would have a Material Adverse Effect. None of the Company’s or any of its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company believes that its and its Subsidiaries’ relationship with its employees is good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any of its Subsidiaries that such officer intends to leave the Company or any of its Subsidiaries or otherwise terminate such officer's employment with the Company or any of its Subsidiaries. No executive officer, to the Company’s Knowledge, is in violation of any term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

4.13 Intellectual Property. The Company and its Subsidiaries own, license or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, and rights reasonably necessary for the conduct of its business as it is now conducted and contemplated to be conducted, except for such failures as would not have a Material Adverse Effect, and the Company has no Knowledge of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its Subsidiaries with respect to the foregoing. The Company and its Subsidiaries have not infringed and are not infringing the Intellectual Property of a third party, and neither the Company nor any of its Subsidiaries has received notice of a claim by a third party to the contrary.

4.14 Environmental Matters. Neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.15 Litigation. There are no pending actions, suits or proceedings against the Company or any of its Subsidiaries or any of their respective properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.16 Insurance Coverage. The Company and its Subsidiaries maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and contemplated to be conducted and properties owned or leased by them, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.17 Brokers and Finders. Except as set forth on Schedule 4.17 attached hereto, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any of its Subsidiaries or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company or any of its Subsidiaries.

4.18 No Directed Selling Efforts or General Solicitation. Neither the Company or any of its Subsidiaries, nor any other Person acting on its or their behalf, has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Notes.

4.19 No Integrated Offering. Neither the Company or any of its Subsidiaries, nor any of its Affiliates or any other Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Notes under the Securities Act.

4.20 Private Placement. Subject to the accuracy of the representations and warranties of the Investors set forth in Section 6, the offer and sale of the Notes to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

4.21 Questionable Payments. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge any current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any of its Subsidiaries, has on behalf of the Company or any of its Subsidiaries or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any of its Subsidiaries; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.22 Material Agreements. Each material contract, document or other agreement of the Company or any its Subsidiaries is in full force and effect and is valid and enforceable by and against the Company and its Subsidiaries in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matter of public policy and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principle). Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or their respective properties or businesses may be bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case in which the default or event, individually or in the aggregate, would have a Material Adverse Effect.

5. Representations and Warranties of Grand International. For purposes of this Section 5, Grand International hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Grand International Disclosure Schedules”):

5.1 Organization, Good Standing and Qualification. Grand International is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now conducted and as contemplated to be conducted and to own its properties. Grand International is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

5.2 Authorization. Grand International has full power and authority and has taken all requisite action on the part of it, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is a party, and (ii) the authorization of the performance of all obligations of it hereunder and thereunder. This Agreement and the other Transaction Documents to which it is a party constitute the legal, valid and binding obligations of Grand International, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3 Capitalization. Schedule 5.3 sets forth (a) the authorized capital stock of Grand International on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to Grand International’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of Grand International. All of the issued and outstanding shares of Grand International’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in compliance with applicable foreign, state and federal securities law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of Grand International. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which Grand International is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement and the other Transaction Documents, Grand International is not currently in negotiations for the issuance of any equity securities of any kind. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among Grand International and any of the securityholders of Grand International relating to the securities of Grand International held by them. No Person has the right to require Grand International to register any securities of Grand International under the Securities Act, whether on a demand basis or in connection with the registration of securities of Grand International for its own account or for the account of any other Person.

5.4 Consents. The execution, delivery and performance by Grand International of this Agreement and the other Transaction Documents to which it is a party requires no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official.

5.5 No Conflict, Breach, Violation or Default. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by Grand International will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Governing Documents of Grand International as in effect on the date hereof (true and complete copies of which have been made available to the Investors), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Grand International or any of its assets or properties, or (b) any agreement or instrument to which Grand International is a party or by which Grand International is bound or to which any of its assets or properties is subject.

6. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company and Grand International that:

6.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Notes pursuant to this Agreement.

6.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

6.3 Purchase Entirely for Own Account. The Notes to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Notes in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Notes for any period of time. Such Investor is not a broker-dealer registered with the Commission under the Exchange Act or an entity engaged in a business that would require it to be so registered.

6.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

6.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company and its Subsidiaries requested by it and to ask questions of and receive answers from the Company regarding their respective businesses and the terms and conditions of the offering of the Notes. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the representations and warranties made by the Company and Grand International contained in this Agreement.

6.6 Restricted Securities. Such Investor understands that the Notes are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

6.7 Legends. It is understood that, except as provided below, certificates evidencing the Notes may bear the following or any similar legend:

(a) “THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Notes, the legend required by such state authority.

6.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act. The definition of “accredited investor” is attached hereto as Annex I.

6.9 No General Solicitation. Such Investor did not learn of the investment in the Notes as a result of any general solicitation or general advertising.

6.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any of its Subsidiaries or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

7.  Conditions to Closing.

7.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Notes at Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company and Grand International in Sections 4 and 5 hereof qualified as to materiality or Material Adverse Effect shall be true and correct on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company and Grand International in Sections 4 and 5 hereof not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company and Grand International shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) The Company and Grand International shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Notes and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to the Closing Date, all of which shall be in full force and effect.

(c) The Company shall have executed and delivered the Pledge Agreement.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e) The Investors shall have received an opinion from Lowenstein Sandler PC, US counsel to the Company and Grand International, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(f) The Investors shall have received an opinion from Conyers Dill & Pearman, Cayman Islands counsel to the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(g) The Investors shall have received an opinion from Sit, Fung, Kwong, & Shum, Hong Kong counsel to Grand International, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(h) Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

7.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Notes at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 6 hereof qualified as to materiality or Material Adverse Effect shall be true and correct on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Investors in Section 6 hereof not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) The Investors shall have executed and delivered the Pledge Agreement.
(c) The Investors shall have paid the purchase price for the Notes in accordance with Section 3.

7.3 Termination of Obligations to Effect Closing; Effects.

(a) The outstanding obligations of the Company, on the one hand, and the Investors, on the other hand, to effect any Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investors;

(ii) By the Company if any of the conditions set forth in Section 7.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 7.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to June 30, 2007;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect a Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by any Investor of its obligations to effect a Closing pursuant to this Section 7.3, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect such Closing upon written notice to the Company and the other Investors. Nothing in this Section 7.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to seek to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8. Covenants and Agreements.

8.1 Registration Rights. The Company shall cause the Surviving Company in the Acquisition to be obligated to register for resale the shares of common stock issuable to the Investors (i) upon conversion of the Surviving Company Shares and (ii) upon exercise of the Surviving Company Warrants. The terms of such registration rights are substantially as set forth on Exhibit B attached hereto.

8.2 Reports. The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees. For a period of two years from the Closing, the Company shall cause the Surviving Company to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Surviving Company pursuant to the Exchange Act. During such two year period, if the Surviving Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) of the Securities Act such information as is required for the Investors to sell the Surviving Company Shares, the Surviving Company Warrants and the shares of common stock of the Surviving Company issuable upon conversions or exercise thereof under Rule 144 of the Securities Act.

8.3 No Conflicting Agreements. Neither the Company nor any of its Subsidiaries will take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

8.4 Compliance with Laws. Each of the Company and its Subsidiaries will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

8.5 Additional Investment Right. For a period of three (3) months following the closing of the Acquisition, the Investors shall have the exclusive right, but not the obligation, to make an additional investment of up to an aggregate maximum of US$5,000,000 in Surviving Company Shares and Surviving Company Warrants (the “Additional Investment Right”) on terms substantially as set forth on Exhibit B attached hereto.

8.6 Insider Share Escrow. Immediately prior to the closing of the Acquisition, the Company shall cause certain of the management of the public company target (“Target Management”) to deliver into an escrow account an aggregate number of shares equal to 20% of the outstanding shares of common stock of the Surviving Company immediately following the closing of the Acquisition and the conversion of the Notes into the Surviving Company Shares, based upon the number of shares of common stock of the Surviving Company issuable upon conversion of the Surviving Company Shares and all other securities convertible into or exercisable for common stock of the Surviving Company, but not including the Surviving Company Warrants (the “Escrowed Shares”). If the Surviving Company achieves at least 90.01% of estimated net income for fiscal year 2008 set forth on Schedule 8.6, all Escrowed Shares will be returned to the Target Management. If the Surviving Company achieves between 50% and 90% of the estimated net income for fiscal year 2008 set forth on Schedule 8.6, for every 10% the Surviving Company misses, the Investors would receive, on a pro rata basis based upon the ownership percentage of such Investors in the Surviving Company immediately following the Acquisition, 25% of the Escrowed Shares with any remaining amount of Escrowed Shares being returned to the Target Management. If the Surviving Company achieves less than 49.99% of the estimated net income for fiscal year 2008 set forth on Schedule 8.6, all of the Escrowed Shares will be delivered to the Investors, on a pro rata basis based upon the ownership percentage of such Investors in the Surviving Company immediately following the Acquisition.

8.7 Public Disclosure; Marketing. The Surviving Company shall file a Form 8-K within one (1) Business Day from the closing of the Acquisition. Upon completion of Acquisition and effectiveness of the registration statement filed with the Commission pursuant to Section 8.1 hereof, the Company shall (i) participate in at least two (2) non-deal road show in the United States, (ii) participate in at least two (2) conferences in the United States, and (iii) hire an investor relations firm acceptable to the Investors within sixty (60) days of the later to occur of (A) closing of the Acquisition and (B) effectiveness of the registration statement filed with the Commission pursuant to Section 8.1 hereof.

8.8 Use of Proceeds. The net proceeds from the sale of the Notes shall be used (i) to acquire the outstanding capital stock of Renmin held as of the date of this Agreement by the government of the Peoples Republic of China, which shares of capital stock represent approximately 11.77% of the issued and outstanding capital stock of Renmin and (ii) for working capital purposes.

8.9 Government Buy-Out. Within ten (10) Business Days after the Company or Grand International acquires the outstanding capital stock of Renmin held as of the date of this Agreement by the government of the Peoples Republic of China (which shares of capital stock represent approximately 11.77% of the issued and outstanding capital stock of Renmin) and converts Renmin into a WOFE (Wholly-Owned Foreign Enterprise), Renmin shall execute a counterpart signature to this Agreement to confirm the representations and warranties set forth in Section 4 hereof made by the Company and Grand International shall use its commercially reasonable efforts to obtain approval of the government of the Peoples Republic of China of a pledge of the shares of Renmin beneficially held by Grand International to the Investors. The Company and Grand International shall use commercially reasonable efforts and shall act in good faith to consummate such acquisition as soon as practicable after the date of this Agreement.

8.10 Surviving Company Assumption. The Company shall cause the Surviving Company in the Acquisition to assume the Company’s obligations under this Agreement and the other Transaction Documents by executing a counterpart signature to this Agreement to confirm such assumption of obligations.

8.11 Investor Obligations. The Investors shall act in good faith with respect to the Acquisition.

8.12 Conduct Pending the Closing. During the period from the date of this Agreement and continuing until the Acquisition, the Company agrees as to itself and, with respect to Grand International and Renmin, that except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing or otherwise provided for in Section 8.9, it shall not, nor in the case of the Company shall it permit Grand International or Renmin to, issue, sell, redeem, acquire or authorize any shares of its capital stock of any class or any securities convertible into, or any rights, warrants or options to acquire, any such shares or convertible securities or other ownership interest.

8.13 Appointment of Accounting Firm. The Company shall cause the Surviving Company to appoint a registered independent public accounting firm of international standing as the Surviving Company’s auditors following the completion of the Acquisition.

8.14 Transfer Restrictions. No Investor shall sell, transfer, assign or dispose of any Notes, Surviving Company Shares, Surviving Company Warrants or shares of common stock issuable to the Investors upon conversion of the Surviving Company Shares or upon exercise of the Surviving Company Warrants unless (a) there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (b) such Investor has notified the Company in writing of any such disposition and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act; provided, however, that no such opinion of counsel will be required (i) if the sale, transfer or assignment is made to an Affiliate of such Investor in compliance with applicable securities laws, provided that such Affiliate provides the Company with customary accredited investor and investment representations and agrees to be bound by the terms and conditions of this Agreement, or (ii) if the sale, transfer or assignment is made pursuant to Rule 144 and such Investor provides the Company with customary representations and/or other evidence reasonably satisfactory to the Company that the proposed transaction satisfies the requirements of Rule 144.

8.15  Delivery of Legal Opinion upon Conversion of Notes. The Company shall cause the Surviving Company in the Acquisition to deliver an opinion of counsel regarding the valid issuance of the Surviving Company Shares (and the common stock issuable upon due conversion thereof) and Surviving Company Warrants (and the common stock issuable upon due exercise thereof) upon conversion of the Notes.

8.16 Appointment of Chief Financial Officer. The Company shall use its commercially reasonable efforts to cause the Surviving Company to appoint a chief financial officer of the Surviving Company with an understanding of United States GAAP and Regulation S-X promulgated under the Securities Act within six months of the date of this Agreement.

8.17 Marketing. Following the closing of the Acquisition and to the extent requested by the Investors, the Company shall use its commercially reasonable efforts to cause the Surviving Company to retain an investor relations and PR firm.

8.18  Tax Undertaking. Following the Closing hereunder, the Company shall request a Tax Undertaking in the Cayman Islands and promptly deliver the Tax Undertaking to the Investors upon receipt by the Company.

8.19 Background Checks. Following the Closing hereunder, the Company shall deliver criminal background checks on each of the executive officers of the Company. In the event that, as a result of the findings contained in the background checks, the Company would be required to disclose information regarding such findings about any executive officer pursuant to Item 401 of Regulation S-B or S-K promulgated under the Securities Act or any rule of the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange in any of the Company's required filings under the Exchange Act, then the Company shall remove such executive officer promptly and shall replace such executive officer as soon as commercially reasonable.

9. Survival and Indemnification.

9.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

9.2 Indemnification. Each of the Company and Grand International, jointly and severally, agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed by it under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

9.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company or any of its Subsidiaries is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company and Grand International shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

10. Miscellaneous.

10.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of the securities of the Surviving Company from an Investor in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. For the avoidance of doubt, notwithstanding any of the foregoing, an Investor can transfer the Notes without restriction so long as such Investor complies with Section 8.14. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties, including the Surviving Company in the Acquisition. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

10.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) five days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given two Business Days after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by five days’ advance written notice to the other party:

If to the Company, to:

Qingdao Renmin Printing Co., Ltd.
No. 15, Xinghua Road
Qingdao, Shandong Province
Postal Code 266401
P.R. China
Telephone No.: (532) 8463 0577
Facsimile No.:  (532) 8463 0586
Attention: Mr. Yijun Wang

With a copy to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068
Telephone No.: 973-597-2500
Facsimile No.: 973-597-2400
Attention: Steven M. Skolnick, Esq.

Han Kun Law Offices
Suite 906, Office Tower C1, Oriental Plaza
No. 1 East Chang An Ave.
Beijing, 100738 P. R. China
Telephone No.: +86 10 8525 5500
Facsimile No.: 86 10 8525 5511 / 8525 5522
Attention: Charles Li, Esq.

If to an Investor, to the address set forth under such Investor’s name on the signature page hereof.

10.5 Expenses. The Company shall promptly reimburse the Investors, on a pro rata basis, an amount not to exceed US$30,000 in the aggregate, for direct invoiced expenses to cover due diligence costs. In addition, the Company shall promptly reimburse the Investors, on a pro rata basis, an amount not to exceed US$25,000 in the aggregate, for the Investor’s reasonable legal fees. Unless otherwise provided for in this Section 10.5, the parties hereto shall pay their own costs and expenses in connection herewith.

10.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors and their respective permitted assigns. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Notes purchased under this Agreement at the time outstanding, each future holder of all such Notes, and the Company.

10.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.8 Entire Agreement. This Agreement, including the Annexes, Exhibits, the Company Disclosure Schedules, the Grand International Disclosure Schedules and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

10.9 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby or in the other Transaction Documents and to evidence the fulfillment of the agreements herein or therein contained.

10.10 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10.11 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Notes pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Notes or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

Jpak Group Co., Ltd.

By:
Name:
Title:

Grand International Industrial Limited

By:
Name:
Title:

[INVESTOR SIGNATURE PAGE]

Name of Investor:	QVT Fund LP,
By its general partner, QVT Associates GP LLC

By:
Name:
Title:

By:
Name:
Title:

Principal Amount of Notes (Purchase Price): US$2,750,000

Address for Notice:

c/o QVT Financial LP
1177 Avenue of the Americas, 9th Floor
New York, NY 10036
Telephone No.: (212) 705-8800
Facsimile No.: (212) 705-8820
Attention: Yi Cen

[INVESTOR SIGNATURE PAGE]

Name of Investor:	Vision Opportunity Master Fund

By:
Name:
Title:

Principal Amount of Notes (Purchase Price): US$2,750,000

Address for Notice and Delivery of the Notes:

Vision Capital Advisors, LLC
20 West 55th Street
5th Floor
New York, New York 10019-5373
Telephone No.: (212) 849-8238
Facsimile No.:  (212) 867-1416
Attention: Antii Uusiheimala

ANNEX I
ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Notes in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an Investor of Notes of the Company and execute this Accredited Investor Questionnaire where indicated below.

Definition of “Accredited Investor”:

Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Category B
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of the Company which is issuing and selling the Notes.

Category D
The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors.

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

Category F
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Notes and with total assets in excess of $5,000,000.

Category G
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Notes, where the purchase is directed by a “sophisticated investor“ as defined in Regulation 506(b)(2)(ii) under the Act.

Category H
The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

Name of Investor:

By:
Name:
Title:

Date: _______________________

EXHIBIT A

FORM OF NOTE

EXHIBIT B

TERMS OF
SURVIVING COMPANY SHARES;
SURVIVING COMPANY WARRANTS;
ADDITIONAL INVESTMENT RIGHT; AND
REGISTRATION RIGHTS

I. Surviving Company Shares:

The Investors shall receive Surviving Company Shares from conversion of the Notes upon closing of the Acquisition. Certain terms of the Surviving Company Shares are as follows (the Surviving Company Shares will be subject to such customary additional terms not inconsistent with the below as set forth in the Certificate of Designations or other applicable document to be filed by the Surviving Company in connection with the Acquisition):

Preferred Stock:	Convertible Preferred Stock will be issued by the Surviving Company, which will be convertible into shares of common stock of the Surviving Company on a 1 for 1 basis.

Conversion Price
Adjustment:
In the event the government buy-out described in Section 8.9 of the Agreement is not completed within four (4) months following the closing date of the Acquisition, the conversion price of the Surviving Company Shares shall be adjusted accordingly to reflect an approximately 88.23% ownership of Renmin (the conversion price is currently based on 100% ownership of Renmin).

Dividends:
The Convertible Preferred Stock will not accrue dividends. However, in the event that any dividends are paid on the Surviving Company’s common stock, the holders of Convertible Preferred Stock shall share with the holders of common stock on an as converted basis in such dividends.

Anti-dilution:	For a period of twelve (12) months after the closing of the Acquisition, the Convertible Preferred Stock will have full-ratchet anti-dilution protection.

After twelve (12) months from the closing of the Acquisition, the Convertible Preferred Stock will have weighted average anti-dilution protection.

Voting Rights:
The holders of Convertible Preferred Stock shall be entitled to vote together with the holders of the Surviving Company’s common stock on an as converted basis. The holders shall not be able to vote more than 9.99% of the shares of common stock (on an as converted basis) issuable upon conversion of the Convertible Preferred Stock.

Restrictions on Exercise:
Investors shall not convert Convertible Preferred Stock to the extent such Investor’s beneficial ownership, as defined in Rule 13d-3 under the Exchange Act, of common stock of the Surviving Company would exceed 9.99% of the Surviving Company’s outstanding common stock.

II. Surviving Company Warrants:

The Investors shall receive two classes of Surviving Company Warrants from conversion of the Notes upon closing of the Acquisition. Certain terms of the Surviving Company Warrants are as follows (the Surviving Company Warrants will be subject to such customary additional terms not inconsistent with the below as set forth in the form of Warrants to be issued in connection with the Acquisition):

Warrants:	Warrants will be issued by the Surviving Company in two classes - Class A and Class B.

Each class of Warrants will be exercisable for fifty percent (50%) of the number of shares of common stock of the Surviving Company issuable upon conversion of the Surviving Company Shares to be received by the Investors from conversion of the Notes upon closing of the Acquisition.

Each class of Warrants will be exercisable for a period of four (4) years beginning on the date of conversion of the Notes upon closing of the Acquisition.

The exercise price of the Class A Warrants shall be equal to 120% of the conversion price of the Surviving Company Shares.

The exercise price of the Class B Warrants shall be equal to 140% of the conversion price of the Surviving Company Shares.

If the shares of common stock of the Surviving Company underlying the Warrants are not registered for resale with the SEC within twelve (12) months after the closing of the Acquisition, then the holders of the Warrants may make a cashless exercise of the Warrants.

Each class of Warrants will be callable at 250% of the exercise price so long as the shares of common stock of the Surviving Company underlying the Warrants are registered and there is a minimum average daily trading volume of $1,000,000 for 15 consecutive trading days.

Anti-dilution:	For a period of twelve (12) months after the closing of the Acquisition, the Warrants will have full-ratchet anti-dilution protection.

After twelve (12) months from the closing of the Acquisition, the Warrants will have weighted average anti-dilution protection.

Restrictions on Exercise:
Investors shall not exercise Warrants to the extent such Investor’s beneficial ownership, as defined in Rule 13d-3 under the Exchange Act, of common stock of the Surviving Company would exceed 9.99% of the Surviving Company’s outstanding common stock.

III. Additional Warrant:

The Investors will receive a warrant to purchase additional shares of Convertible Preferred Stock at the same per share price of the Convertible Preferred Stock issuable upon conversion of the Notes, which shall be exercisable for a period of three (3) months following the closing of the effectiveness of the Registration Statement described below. The warrant shall provide for the purchase of up to an aggregate maximum of US$5,000,000 in Surviving Company Shares and Surviving Company Warrants (the warrant will be subject to such customary additional terms not inconsistent with the below):

Securities:
The terms of the Convertible Preferred Stock and Warrants to be purchased pursuant to this warrant shall have the same terms as the Surviving Company Shares and Surviving Company Warrants, except as set forth below.

Anti-dilution:	The Convertible Preferred Stock and Warrants purchased pursuant to such warrant will have weighted average anti-dilution protection.

Conversion/Exercise:
The conversion price of the Convertible Preferred Stock purchased pursuant to the warrant shall be 120% of the conversion price of the Surviving Company Shares and the exercise price of the Warrants purchased pursuant to the warrant shall be 120% of the exercise price of the Surviving Company Warrants.

IV.	Registration Rights:

The Investors shall have certain registration rights with respect to the shares of common stock of the Surviving Company issuable upon conversion of the Surviving Company Shares and upon exercise of the Surviving Company Warrants. Certain terms of the registration rights are as follows (the registration rights will be subject to such customary additional terms not inconsistent with the below):

Registration Rights:
The Surviving Company shall file a registration statement on Form SB-2 (or any other applicable form) to register for resale the shares of common stock of the Surviving Company issuable upon conversion of the Surviving Company Shares and upon exercise of the Surviving Company Warrants. The registration statement shall be filed within 30 days after the closing of the Acquisition. The registration statement must be declared effective within 120 days after the closing of the Acquisition (150 days in the event of review by the SEC).

The securities purchased under the Additional Warrant shall have the same registration rights as the Surviving Company Shares and the Surviving Company Warrants.

Liquidated damages of 2.0% (initially and for each 30-day period thereafter) of the purchase price paid by each Investor for the Notes will apply in the event the registration statement is not timely filed or declared effective, not to exceed a total of 10%. Such liquidated damages shall be paid by the Surviving Company in cash pro rata to the Investors.

V. Lock-Up Agreements:

Management shareholders of the Company shall execute customary lock-up agreements that will provide for a lock-up of the shares held by them for a period of six months following the effective date of the registration statement described above. In addition, for a period of 12 months thereafter, the shareholders will be entitled to sell 1/12 of their holdings at the start of such 12 month period every month during such 12 month period.

EXHIBIT C

FORM OF PLEDGE AGREEMENT